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                                                                   EXHIBIT 10.41

VERTIS

       To:  Vertis Executives (Roland, Moloney, Durbin, Howard, Leggett, Roosen)

     From:  Don Roland

     Date:  March 22, 2002

       Re:  Fiscal Year 2002 Executive Incentive Plan Components

          I am pleased to confirm your participation in the 2002 Executive Incentive Plan.

MEMO The basis on which our plan is measured is proforma EBITDA. For the 2002 EIP, the Vertis EBITDA component accounts for 100% of the bonus calculation. During the year the plan design will be reviewed and may be amended. Any resulting changes will be communicated to you at that time. Details of the 2002 EIP are outlined below for your reference.

          EIP TARGET - Your EIP target incentive is 75% and is based on your base salary as of December 31, 2002. This provides for automatic increases to your EIP incentive as your base salary increases during the plan year.

          VERTIS EBITDA - measures "Earnings Before Interest, Taxes, Depreciation and Amortization", excluding approved restructuring charges
          - 100% of your bonus is based on Vertis EBITDA. The target at 100% achievement is $243.9 million.
          - If Vertis EBITDA calculates at 90% of target or below, there will be no Vertis component payout. For every 1% achieved over 90%, the plan will pay out 10%, up to 100% at the EBITDA target.
          - For every 1% achieved above the target and up to 115% of target, the plan will pay out an additional 6.67%, with a maximum EBITDA payout of 200%.

          As part of the Vertis management team, we have an opportunity to help influence and ensure the company's success while, at the same time, garnering personal rewards through EIP bonuses.

          We have a lot going for us: an excellent set of Values, a solid business plan and a strong team in place to carry it out. I look forward to working with you as we focus on our mission and the strategic objectives that will lead to our success and, ultimately, to the realization of the Vertis vision.


PO Box 17102
Baltimore, Maryland 21297

250 West Pratt Street
18th Floor                                                         [VERTIS LOGO]
Baltimore, Maryland 21201
T 410.528.9800
F 410.528.9288
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